                         OGDEN PROJECTS, INC. -- PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of OGDEN PROJECTS, INC. (the 'Corporation') does hereby constitute and appoint R. RICHARD ABLON, SCOTT G. MACKIN and JEFFREY R. HOROWITZ, and each of them, attorneys and proxies with full power of substitution to each, and for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation, to be held at the headquarters of the Corporation located at 40 Lane Road, Fairfield, New Jersey at 10:00 A.M. (local time) on Monday, May 23, 1994 on all matters as may properly come before the meeting, as set forth in the Notice of Annual Meeting of Shareholders, dated April 13, 1994, and at any and all adjournments thereof.

     A majority of such attorneys as shall be present and shall act at said meeting, or any of them (or if only one of such attorneys shall be present and act, then that one) shall have and may exercise all the powers of said attorneys hereunder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS THE THREE NOMINEES OF THE BOARD OF DIRECTORS NAMED HEREIN TO HOLD OFFICE FOR A TERM OF THREE YEARS, AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS AUDITORS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                   Please mark
                                                               [X] your votes
                                                                   as this

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such directions are given with respect to all or some items, as to such items, the shares represented by the Proxy will be voted
          FOR  Proposal  1 and 2.

          ____________
             COMMON

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2.

Proposal 1. Election of the following three directors for a three year term:
          Constantine G. Caras; Jeffrey F. Friedman; and Phillip G. Husby

  FOR         WITHHELD         (To withhold authority to vote for any individual
  all         from all         nominee print that nominee's name below).
Nominees      nominees
  [ ]           [ ]            _________________________________________________

Proposal 2. Ratification of
the selection of Deloitte &
Touche  as auditors of  the
Corporation  for  the  year
1994.

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

     Signature(s)..............................................   Date..........
     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.